Exhibit 99.1

comScore Reports First Quarter 2012 Results

Revenue grows 18% year-over-year

Adjusted EBITDA increases 18% year-over-year

Total Deferred Revenue Grows to Record $78 million

RESTON, VA – May 2, 2012 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the first quarter of 2012.

In the first quarter of 2012, comScore achieved quarterly revenue of $62.3 million, which was an increase of 18% over the first quarter of 2011. GAAP income before income taxes was $0.6 million and GAAP net loss was ($0.5) million, or ($0.01) per basic and diluted share. Non-GAAP net income was $7.9 million, or $0.23 per diluted share. Adjusted EBITDA was $11.6 million or 19% of revenue, an increase of 18% from adjusted EBITDA of $9.9 million in the first quarter of 2011.

Dr. Magid Abraham, comScore’s president and chief executive officer said, “We are pleased to report revenue and adjusted EBITDA within expectations in the first quarter. As an example of our recent successes, our Media Metrix product line was recently selected by the United Kingdom Online Measurement (UKOM) industry association, as the preferred audience measurement service in the United Kingdom beginning in 2013, after a six month evaluation that included the comparison of comScore’s Unified Digital Measurement (UDM) methodology to alternative offerings. Our strategy to expand our market opportunity by addressing a broader range of digital measurement and analysis products is progressing, with new products building considerable interest. We are particularly enthusiastic about market reception to our new validated Campaign Essentials (“vCE”) product in our Advertising Analytics suite. Since its launch, Campaign Essentials has been deployed on over 2,600 campaigns by over 200 customers. This includes over 35 paying customers, who adopted vCE since its launch in January 2012, with many of these customers committing to annual subscriptions for multiple-campaigns. Despite our strong focus on selling tools such as vCE and our website analytics product, Digital Analytix, to existing customers, we also added 44 net new customers in the first quarter. We are particularly pleased with the sales momentum of Digital Analytix, adding clients such as Microsoft and Virgin Media. We are especially encouraged by growth in our US pipeline, which demonstrates Digital Analytix’ significant traction in the American market. In the mobile market, our Customer Insight Manager suite, a combination of the Nexius Xplore product line and comScore digital data collection expertise, is also gaining interest among both domestic and international carriers. With our larger overall deal sizes, deferred revenue grew sequentially to a record level in the first quarter. This momentum, when combined with renewals rates that continued to exceed 90% on a constant dollar basis, positions us well for the balance of 2012.”

Financial Outlook

comScore’s expectations for the second quarter of 2012 are outlined in the table below:

Revenue	$63.7 million to $64.8 million

GAAP (loss) income before income taxes	($0.7) million to ($0.1) million

Adjusted EBITDA*	$11.8 million to $12.4 million

Estimated fully-diluted shares	34.7 million

comScore’s expectations for full year 2012 are outlined in the table below:

Revenue	$277.0 million to $281.7 million

GAAP income (loss) before income taxes	$8.4 million to $11.7 million

Adjusted EBITDA*	$57.2 million to $60.5 million

Estimated fully-diluted shares	34.8 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.

Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

Conference Call Information:

Management will provide commentary on the company’s results in a conference call on Wednesday, May 2 at 5:00 pm ET.

The conference call and replay can be accessed by telephone and webcast as follows:

Call-in Number: 888-713-4218, Pass code 75105244

(International) 617-213-4870, Pass code 75105244

Replay Number: 888-286-8010, Pass code 21750450

(International) 617-801-6888, Pass code 21750450

Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore

comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital business analytics. For more information, please visit http://www.comscore.com/companyinfo.

Non-GAAP Financial Measures

comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP revenue and non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision, litigation and related settlement costs, and the purchase accounting impact on acquired deferred revenue. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.

In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense) net, and costs not associated with ongoing operations, such as acquisition related, litigation and related settlement costs. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.

The company believes that adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.

The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.

comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending and acquisition-related costs as a key indicator of the company’s operating cash flow performance.

Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations as to adoption of new products and services by existing customers; expectations regarding continued growth of its customer base; expectations as to customer renewal rates; expectations regarding the customer reception, impact and financial benefits of certain products, including Digital Analytix and validated Campaign Essentials products; the effects of the integration and adoption of certain products recently acquired by comScore; expectations as to the benefits of selection by industry associations such as UKOM as a regional or national standard for online measurement; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the second quarter and full year of 2012. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to retain existing large customers and obtain new large customers; comScore’s ability to manage its growth, including through acquisitions; comScore’s ability to sell new or additional products and attract new customers, as well as longer sales cycles related to newer products such as validated Campaign Essentials and Digital Analytix; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to sell additional products and services to existing customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.

For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2011 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:

Kenneth Tarpey

Chief Financial Officer

comScore, Inc.

(703) 438-2305

ktarpey@comscore.com

comScore, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Revenues	$62,275	$52,952

Cost of revenues (excludes amortization of intangible assets; shown below) (1)	20,401	17,139
Selling and marketing (1)	21,345	18,169
Research and development (1)	8,036	7,899
General and administrative (1)	9,106	10,318
Amortization of intangible assets	2,320	1,994

Total expenses from operations	61,208	55,519

Income (loss) from operations	1,067	(2,567)
Interest and other (expense) income, net	(198)	(89)
(Loss) gain from foreign currency	(263)	150

Income (loss) before income taxes	606	(2,506)
Income tax (provision) benefit	(1,077)	2,172

Net loss	$(471)	$(334)

Net loss available to common stockholders per common share:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Weighted -average number of shares used in per share calculation - common stock
Basic	32,889,119	31,656,904
Diluted	32,889,119	31,656,904

(1) Amortization of stock-based compensation is included in the line items above as follows:

Cost of revenues	$551	$462
Selling and marketing	2,183	1,953
Research and development	405	431
General and administrative	1,951	2,678

comScore, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)	*
Assets

Current assets:
Cash and cash equivalents	$42,411	$38,071
Accounts receivable, net of allowances of $1,181 and $903, respectively	66,060	64,429
Prepaid expenses and other current assets	11,002	10,379
Deferred tax assets	6,316	6,494

Total current assets	125,789	119,373
Property and equipment, net	26,513	28,272
Other non-current assets	306	347
Long-term deferred tax assets	15,509	16,613
Intangible assets, net	51,290	53,114
Goodwill	103,151	102,338

Total assets	$322,558	$320,057

Liabilities and stockholders’ equity

Current Liabilities:
Accounts payable	$8,876	$10,300
Accrued expenses	18,242	25,891
Deferred revenues	76,553	68,726
Deferred rent	630	1,013
Deferred tax liability	—	155
Capital lease obligations	6,517	6,305

Total current liabilities	110,818	112,390
Deferred rent, long-term	8,062	7,634
Deferred revenue, long-term	1,198	1,709
Deferred tax liability, long-term	—	183
Capital lease obligations, long-term	5,822	6,676
Other long-term liabilities	938	898

Total liabilities	126,838	129,490

Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	262,971	258,967
Accumulated other comprehensive income	2,236	617
Accumulated deficit	(69,522)	(69,051)

Total stockholders’ equity	195,720	190,567

Total liabilities and stockholders’ equity	$322,558	$320,057

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Operating Activities:
Net loss	$(471)	$(334)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,420	3,101
Amortization of intangible assets	2,320	1,994
Provisions for bad debts	221	295
Stock-based compensation	5,090	5,524
Amortization of deferred rent	36	(263)
Deferred tax provision (benefit)	933	(1,189)
Loss on asset disposal	31	8

Changes in operating assets and liabilities:
Accounts receivable	(1,389)	6,856
Prepaid expenses and other current assets	(523)	(3,015)
Accounts payable, accrued expenses, and other liabilities	(5,088)	1,787
Deferred revenues	6,754	358
Deferred rent	—	(1)

Net cash provided by operating activities	11,334	15,121

Investing activities:
Purchase of property and equipment	(607)	(1,578)

Net cash used in investing activities	(607)	(1,578)

Financing activities:
Proceeds from the exercise of common stock options	69	190
Repurchase of common stock	(5,413)	(5,372)
Principal payments on capital lease obligations	(1,618)	(1,163)

Net cash used in financing activities	(6,962)	(6,345)

Effect of exchange rate changes on cash	575	146

Net increase in cash and cash equivalents	4,340	7,344
Cash and cash equivalents at beginning of period	38,071	33,736

Cash and cash equivalents at end of period	$42,411	$41,080

First Quarter 2012 Supplemental Financial and Business Information

(dollars in millions)

	1Q12	1Q11	Change
Subscription Revenue	$52.3	$44.8	16.7%
Project Revenue	$10.0	$8.2	22.0%
Existing Customer Revenue	$56.2	$45.0	24.9%
New Customer Revenue	$6.1	$8.0	-23.8%
International Revenue	$16.2	$12.4	30.6%
Customer Count	2,022	1,807	11.9%

Reconciliation of Income (loss) before income taxes to Non-GAAP Net Income and Adjusted EBITDA

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Income (loss) before income taxes	$606	$(2,506)
Deferred tax benefit (provision)	(933)	1,189
Current cash tax benefit (provision)	(144)	983

Net loss	(471)	(334)

Purchase accounting impact on acquired deferred revenue	—	1,300
Amortization of intangible assets	2,320	1,994
Stock-based compensation (1)	5,090	5,524
Costs related to acquisitions, restructuring and other non-recurring items	—	137
Costs related to litigation	—	225
Deferred tax (benefit) provision	933	(1,189)

Non-GAAP net income	7,872	7,657

Current cash tax (benefit) provision	144	(983)
Depreciation	3,420	3,101
Interest Exp (income), net	173	105

Adjusted EBITDA	11,609	9,880
Adjusted EBITDA margin (%)	19%	19%

EPS (diluted)	$(0.01)	$(0.01)
Non-GAAP EPS (diluted)	$0.23	$0.24

Weighted -average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	32,889,119	31,656,904
Non-GAAP EPS (diluted)	34,644,255	32,332,536

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

(dollars in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Net cash provided by operating activities	$11,334	$15,121
Purchase of property and equipment	(607)	(1,578)

Free cash flow	$10,727	$13,543

Reconciliation of GAAP revenue to non-GAAP revenue and reconciliation from Loss before income taxes to Adjusted EBITDA (Guidance)

(dollars in thousands)

Forecasted amounts for the three and twelve month periods ending June 30, 2012 and December 31, 2012 are based on the mid-points of the range of guidance provided herein

The three and twelve month periods ending June 30, 2011 and December 31, 2011 reflect reported results

	Three Months Ended		Full Year
	June 30,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue	$64,250	$58,095	$279,350	$232,392
Purchase accounting impact on acquired deferred revenue	—	300	—	1,600

Non-GAAP Revenue	64,250	58,395	279,350	233,992

Income (loss) before income taxes	$(400)	$(6,190)	$10,000	$(18,764)
Purchase accounting impact on acquired deferred revenue	—	300		1,600
Amortization of acquired intangibles	2,300	2,434	9,000	9,301
Stock-based compensation	6,400	5,506	24,400	21,260
Costs related to acquisitions, restructuring and other non-recurring items	100	426	250	3,405
Costs related to litigation	—	5,218	—	11,367
Non-cash settlement of litigation	—	—	—	5,175
Gain on sale of investments	—	—	—	(211)
Depreciation	3,500	3,290	14,400	13,352
Interest expense, net	200	125	800	611

Adjusted EBITDA	$12,100	$11,109	$58,850	$47,096

Adjusted EBITDA margin (%)	19%	19%	21%	20%

Estimated Q2 2012 and full year 2012 non-GAAP (Diluted) share count is 34.7M and 34.8M, respectively.